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                                                                 EXHIBIT 10.2.10


                             CHARMING SHOPPES, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

         1. Purpose. The purpose of this Employee Stock Purchase Plan (the "Plan") of Charming Shoppes, Inc. (the "Company") is to encourage stock ownership by employees of the Company and its Subsidiaries and thereby provide employees with an incentive to contribute to the profitability and success of the Company. The Plan, which is intended to qualify as an "employee stock purchase plan" meeting the requirements of Section 423 of the Code, is for the exclusive benefit of eligible employees of the Company and its Subsidiaries.

         2. Definitions.

         For purposes of the Plan, in addition to the terms defined in Section 1, terms are defined as set forth below:

                  (a)  "Board" means the Board of Directors of the Company.

                  (b) "Cash Account" means the account maintained on behalf of the Participant by the Custodian for the purpose of holding cash contributions pending investment in Stock.

                  (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code will be deemed to include successor provisions thereto and regulations thereunder.

                  (d) "Custodian" means the broker - dealer or other financial institution, including any successor appointed by the Board to act as custodian under the Plan.

                  (e) "Discount Plan" means the Plan for any Offering Period for which the Plan has been designated a Discount Plan in accordance with Section 3(c).

                  (f) "Earnings" means that portion of an Participant's salary or wages which is designated as "regular pay" under the payroll system of the Company and its Subsidiaries and received by a Participant for services rendered during a specified pay period.

                  (g) "Enrollment Date" means the first business day of each Offering Period.
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                  (h) "Fair Market Value" means the closing sale price of Stock reported in the table entitled "NASDAQ National Market Issues" or any successor table in the Wall Street Journal (or, if Stock is then principally traded on a national securities exchange, in the table reporting composite transactions for such exchange) for such date or, if no shares of Stock were traded on that date, on the next preceding day on which there was such a trade.

                  (i) "Matching Plan" means the Plan for any Offering Period for which the Plan has been designated a Matching Plan in accordance with Section 3(c).

                  (j) "Offering Period" means the three-month period beginning on January 1, April 1, July 1, or October 1 of each year, except that the first Offering Period under the Plan shall be the three-month period beginning April 1, 1995, or such other period as may be designated by the Board or the committee specified under Section 3(a).

                  (k) "Participant" means an employee of the Company or a Subsidiary who is participating in the Plan.

                  (l) "Purchase Date" means the fifth business day after the end of each Offering Period.

                  (m) "Purchase Right" means a Participant's option to purchase shares which is deemed to be outstanding during an Offering Period. A Purchase Right represents an "option" as such term is used under Section 423 of the Code.

                  (n) "Stock" means the Common Stock, par value $.10 per share, of the Company, and such other securities as may be substituted or resubstituted for Stock under Section 4.

                  (o) "Stock Account" means the account maintained on behalf of the Participant by the Custodian for the purpose of holding Stock acquired upon investment under the Plan.

                  (p) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

         3. Administration.

                  (a) Board Administration. The Plan will be administered by the Board; provided, however, that the Board may delegate any administrative duties and authority (other than authority to amend the Plan) to any Board committee or to any officers or
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employees or committee thereof as the Board may designate (in which case references herein to the Board will be deemed to mean the administrator to which such duties and authority have been delegated). The Board will have full authority to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as it may deem necessary or advisable to administer the Plan, to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and rules and regulations thereunder, to furnish to the Custodian such information as the Custodian may require, and to make all other decisions and determinations under the Plan (including factual determinations and determinations relating to eligibility). Any determination hereunder shall be final and binding on all parties. No person acting in connection with the administration of the Plan will, in that capacity, participate in deciding any matter relating to his or her participation in the Plan.

                  (b) The Custodian. The Custodian will act as custodian under the Plan, and will perform such duties as are set forth in the Plan and in any agreement between the Company and the Custodian. The Custodian will establish and maintain, as agent for Participants, Cash and Stock Accounts and any other subaccounts as may be necessary or desirable for the administration of the Plan.

                  (c) Designation of Plan As Matching Plan or Discount Plan. The Plan will be a Discount Plan for the initial Offering Period after the effective date of the Plan. With respect to subsequent Offering Periods, the Board may designate the Plan as either a Matching Plan or a Discount Plan for any Offering Period that has not yet commenced; provided, however, that, in the absence of any such designation by the Board for a particular Offering Period, the Plan will continue to operate as the same type of Plan most recently designated in this Section 3(c) or by the Board. Any change in the type of Plan under this
Section 3(c) must be communicated to Participants and eligible employees at least 30 days in advance of the first Offering Period for which the change will be effective.

                  (d) Waivers. The Board may waive or modify any requirement that a notice or election be made or filed under the Plan a specified period in advance in an individual case or by adoption of a rule or regulation under the Plan, without the necessity of an amendment to the Plan.

                  (e) Other Administrative Provisions. The Company will furnish information from its records as directed by the Board, and such records, including as to a Participant's Earnings, will be conclusive on all persons unless determined by the Board to be incorrect. Each Participant and other person claiming benefits under the Plan must furnish to the Company in writing an up-to-date mailing address and any other information as the Board or Custodian may reasonably request. Any communication, statement, or notice mailed with postage prepaid to any such Participant or other person at the last mailing address filed with the Company will be deemed sufficiently given when mailed and will be binding upon the named recipient.
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The Plan will be administered on a reasonable and nondiscriminatory basis. All
Participants will have equal rights and privileges (subject to the terms of the Plan) with respect to Purchase Rights outstanding during any given Offering Period.

         4. Stock Subject to Plan. Subject to adjustment as hereinafter provided, the total number of shares of Stock reserved and available for issuance or which may be otherwise acquired upon exercise of Purchase Rights under the Plan will be 2,000,000. Any shares of Stock delivered by the Company under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. The number and kind of such shares of Stock subject to the Plan will be proportionately adjusted, as determined by the Board, in the event of any extraordinary dividend or other distribution, recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event affecting the Stock.

         5. Enrollment and Contributions.

                  (a) Eligibility. A full or part-time employee of the Company or a Subsidiary may be enrolled in the Plan for any Offering Period if such employee was continuously so employed during the 90 days preceding the Enrollment Date, unless one of the following applies to the employee:

     (i) Such person is at any time during the Offering Period both a director or executive officer of the Company (i.e. any person subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended) and a "highly compensated employee" within the meaning of Section 414(q) of the Code.

     (ii) Such person would, immediately upon enrollment, be deemed to own, for purposes of Section 423(b)(3) of the Code, an aggregate of five percent or more of the total combined voting power or value of all outstanding shares of all classes of the Company or any Subsidiary; or

   (iii)       Such person is no longer employed by the Company or a Subsidiary.

The Company will notify an employee of the date as of which he or she is eligible to enroll in the Plan, and will make available to each eligible employee the necessary enrollment forms.

              (b) Initial Enrollment. An employee who is eligible under Section 5(a) (or who will become eligible on or before a given Enrollment Date) may, after receiving current information about the Plan, initially enroll in the Plan by executing and filing with the Company's Human Resources Department a properly completed enrollment form, including thereon the employee's election as to the rate of payroll contributions for the
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Offering Period. To be effective for any Offering Period, such enrollment form must be filed at least 15 days before the Enrollment Date for the Offering
Period.

              (c) Automatic Reenrollment for Subsequent Offering Periods. A Participant whose enrollment in and payroll contributions under the Plan continues throughout an Offering Period will automatically be reenrolled in the Plan for the next Offering Period unless (i) the Participant terminates enrollment before the Enrollment Date for the next Offering Period in accordance with Section 7(a) or (ii) on such Enrollment Date he or she is ineligible to participate under Section 5(a). The initial rate of payroll contributions for a Participant who is automatically reenrolled for an Offering Period will be the same as the rate of payroll contribution in effect at the end of the preceding Offering Period, unless the Participant files a new enrollment form at least 15 days before the Enrollment Date for the Offering Period designating a different rate of payroll contributions.

              (d) Payroll Contributions. A Participant will make contributions under the Plan by means of payroll deductions from each payroll period which ends during the Offering Period, at the rate elected by the Participant in his or her enrollment form filed nearest to, but not later than, 15 days before the Enrollment Date for the Offering Period (except that such rate may be changed during the Offering Period to the extent permitted below). The rate of payroll contributions elected by a Participant may not be less than one percent nor more than ten percent of the Participant's Earnings for each payroll period, and only whole percentages may be elected; provided, however, that the Board may specify a lower minimum rate and higher maximum rate, subject to Section 8(c) hereof. The foregoing and any election of a Participant notwithstanding, a Participant's rate of payroll contributions will be adjusted downward by the Company at any time or from time to time as necessary to ensure that the limit on the amount of Stock purchased with respect to an Offering Period set forth in Section 6(a)(iii) or Section 4 is not exceeded. A Participant may elect to increase, decrease, or discontinue payroll contributions for future Offering Periods by filing a new enrollment form at least 15 days before the Enrollment Date for the Offering Period designating a different rate of payroll contributions. In addition, a Participant may elect to decrease or discontinue payroll contributions during an Offering Period by filing a new enrollment form, such change to be effective for any payroll period beginning at least 15 days after such filing.

              (e) Crediting Participant Payroll Contributions to Cash Accounts. All payroll contributions by a Participant under the Plan will be credited to a Cash Account maintained by the Custodian on behalf of the Participant. The Custodian will credit payroll contributions upon receipt by the Custodian from the Company of information, in such form as may be specified by the Custodian, identifying the amount of payroll contribution to be deposited for each Participant. The Company will deposit with the Custodian an amount equal to the aggregate payroll contributions for the Offering Period (not otherwise repaid to Participants under Section 7(b)) on or before the Purchase Date for such
Offering Period.
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              (f) Crediting Company Matching Allocations to Cash Accounts. On or
before the Purchase Date for an Offering Period for which the Plan is a Matching Plan, the Company will allocate to each Cash Account an amount equal to 15% of the amount credited to such Cash Account during such Offering Period as payroll contributions and then remaining in such Account to be applied to the purchase of Stock upon exercise of the Purchase Right for such Offering Period. Such allocation by the Company will be rounded to the nearest whole cent ($.01).

              (g) No Interest on Cash Accounts. No amounts of interest will be credited or payable by the Company on payroll contributions or by the Custodian on cash balances in Participants' Cash Accounts pending investment in Stock.

     6. Purchases of Stock

              (a) Purchase Rights. Enrollment in the Plan for any Offering Period by a Participant will constitute a grant by the Company of a Purchase Right to such Participant for such Offering Period. Each Purchase Right will be subject to the following terms:

      (i) The purchase prices at which Stock will be purchased under a Purchase Right will be as specified in Section 6(c).

     (ii) Except as limited in (iii) below, the number of shares of Stock that may be purchased upon exercise of the Purchase Right for an Offering Period will equal the number of shares (including fractional shares) that can be purchased at the purchase price specified in Section 6(c) with the aggregate amount credited to the Participant's Cash Account as of the Purchase Date (including, for any Offering Period for which the Plan is a Matching Plan, amounts credited as a result of the Company's matching allocation under Section 5(f)).

    (iii) The number of shares of Stock subject to a Participant's Purchase Right for any Offering Period will not exceed the number derived by dividing $6,250 by 100% of the Fair Market Value of one share of Stock on the Enrollment Date for the Offering Period.

     (iv) The Purchase Right will be automatically exercised on the Purchase Date for the Offering Period.

      (v) Payments by a Participant for Stock purchased under a Purchase Right will be made only through payroll deduction in accordance with Section 5(d) and (e).
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     (vi)     The Purchase Right will expire on the earlier of the Purchase Date for the Offering Period or the date on which the Participant's enrollment in the Plan terminates.

              (b) Purchase of Stock. At or as promptly as practicable after the Purchase Date for an Offering Period, amounts credited to each Participant's Cash Account as of such Purchase Date (including, for any Offering Period for which the Plan is a Matching Plan, amounts credited as a result of the Company's matching allocation under Section 5(f)) will be applied by the Custodian to the purchase of shares of Stock, in accordance with the terms of the Plan. For any Offering Period for which the Plan is a Matching Plan, shares of Stock will be purchased by the Custodian in transactions on the NASDAQ National Market System, any securities exchange upon which Stock is traded, otherwise in the over-the-counter market, or in negotiated transactions. For any Offering Period for which the Plan is a Discount Plan, shares of Stock will be purchased by the Custodian from the Company; shares sold by the Company may be authorized but unissued shares or treasury shares, as permitted under Section 4 hereof. The Custodian will aggregate the amounts in all Cash Accounts when purchasing Stock, and shares so purchased will be allocated to each Participant's Stock Account in proportion to the cash amounts withdrawn from such Participant's Cash Account. Upon completion of purchases in respect of a Purchase Date (which will be completed in not more than 30 days after the Purchase Date), all shares of Stock so purchased for a Participant will be credited to the Participant's Stock Account.

              (c) Purchase Price. The purchase price of each share of Stock purchased in respect of a Purchase Date will be determined as follows:

      (i) For any Offering Period for which the Plan is a Matching Plan, the purchase price of each share will equal 100% of the average cost of all shares of Stock acquired in respect of such Purchase Date.

     (ii) For any Offering Period for which the Plan is a Discount Plan, the purchase price of each share will equal 85% of the lesser of (A) the Fair Market Value of a share of Stock on the Enrollment Date or (B) the Fair Market Value of a share of Stock on the Purchase Date.

              (d) Dividend Reinvestment; Other Distributions. Cash dividends on any Stock credited to a Participant's Stock Account will be automatically reinvested in additional shares of Stock; such amounts will not be available in the form of cash to Participants. All cash dividends paid on Stock credited to Participants' Stock Accounts will be paid over by the Company to the Custodian at the dividend payment date. The Custodian will aggregate all purchases of Stock in connection with dividend reinvestment for a given dividend payment date. Purchases of Stock for purposes of dividend reinvestment will be made as promptly as practicable (but not more than 30 days) after a dividend payment date. The Custodian will make such purchases, as directed by the Board, either
(i) in transactions on the NASDAQ National Market
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System, any securities exchange upon which Stock is traded, otherwise in the over-the-counter market, or in negotiated transactions, or (ii) directly from the Company at 100% of the Fair Market Value of a share of Stock on the dividend payment date. Any shares of Stock distributed as a dividend or distribution in respect of shares of Stock or in connection with a split of the Stock credited to a Participant's Stock Account will be credited to such Account. In the event of any other non-cash dividend or distribution in respect of Stock credited to a Participant's Stock Account, the Custodian will, if reasonably practicable and at the direction of the Board, sell any property received in such dividend or distribution as promptly as practicable and use the proceeds to purchase additional shares of Common Stock in the same manner as cash paid over to the Custodian for purposes of dividend reinvestment.

              (e) Voting Rights. Each Participant will be entitled to vote the number of shares of Stock credited to his or her Stock Account (including any fractional shares credited to such account) on any matter as to which the approval of the Company's shareholders is sought. If a Participant does not vote or grant a valid proxy with respect to shares credited to his or her Stock Account, such shares will not be voted. Similar procedures will apply in the case of any consent solicitation of Company shareholders.

              (f) Withdrawals and Transfers. Shares of Stock may be withdrawn from a Participant's Stock Account, in which case one or more certificates for whole shares may be issued in the name of, and delivered to, the Participant, with such Participant receiving cash in lieu of fractional shares based on the Fair Market Value of a share of Stock on the date of withdrawal. Alternatively, whole shares of Stock may be withdrawn from a Participant's Stock Account by means of a transfer to another broker-dealer or financial institution that maintains an account for the Participant, together with the transfer of cash in lieu of fractional shares based on the Fair Market Value of a share of Stock on the date of withdrawal. Participants may not designate any other person to receive shares of Stock withdrawn or transferred under the Plan. A Participant seeking to withdraw or transfer shares of Stock must give instructions to the Custodian in such manner and form as may be prescribed by the Custodian, which instructions will be acted upon as promptly as practicable. Withdrawals and transfers will be subject to any fees imposed in accordance with Section 8(a) hereof.

              (g) Excess Account Balances. If any amounts remain in a Cash Account following a Purchase Date as a result of the limitation set forth in
Section 6(a)(iii), such amounts which resulted from payroll contributions will be returned to the Participant by the Custodian as promptly as practicable, and such amounts which resulted from matching allocations by the Company will be returned to the Company by the Custodian as promptly as practicable.

     7.       Termination and Distributions.
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              (a) Termination of Enrollment. A Participant's enrollment in the
Plan will terminate upon (i) the beginning of any payroll period or Offering Period that begins after he or she files a written notice of termination of enrollment with the Company, provided that such Participant will continue to be deemed to enrolled with respect to any completed Offering Period for which purchases have not been completed, (ii) such time as the Participant becomes ineligible to participate under Section 5(a)(i) of the Plan, or (iii) the termination of the Participant's employment by the Company and its Subsidiaries. An employee whose enrollment in the plan terminates may again enroll in the Plan as of any subsequent Enrollment Date that is at least 90 days after such termination of enrollment if he or she satisfies the eligibility requirements of
Section 5(a) as of such Enrollment Date. A Participant's election to discontinue payroll contributions will not constitute a termination of enrollment.

              (b) Distributions. As soon as practicable after a Participant's enrollment in the Plan terminates, amounts in the Participant's Cash Account which resulted from payroll contributions will be repaid to the Participant and amounts in the Participant's Cash Account which resulted from matching allocations by the Company will be repaid to the Company. (If amounts credited to the Participant's Cash Account have not yet been deposited by the Company with the Custodian, the Company rather than the Custodian will make the repayment to the Participant). The Custodian will continue to maintain the Participant's Stock Account for the Participant until the earlier of such time as the Participant directs the sale of all Stock in the Account, withdraws or transfers all Stock in the Account, or one year after the Participant ceases to be employed by the Company and its Subsidiaries. If a Participant's termination of enrollment results from his or her death, all amounts payable will be paid to his or her estate.

     8.       General.

              (a) Costs. Costs and expenses incurred in the administration of the Plan and maintenance of Accounts will be paid by the Company, to the extent provided in this Section 8(a). Any brokerage fees and commissions for the purchase of Stock under the Plan (including Stock purchased upon reinvestment of dividends and distributions) will be paid by the Company, but any brokerage fees and commissions for the sale of Stock under the Plan by a Participant will be borne by such Participant. The rate at which such fees and commissions will be charged to Participants will be determined by the Custodian or any broker-dealer used by the Custodian (including an affiliate of the Custodian), and communicated from time to time to Participants. In addition, the Custodian may impose or pass through a reasonable fee for the withdrawal of Stock in the form of stock certificates (as permitted under Section 6(f)), and reasonable fees for other services unrelated to the purchase of Stock under the Plan, to the extent approved in writing by the Company and communicated to Participants.

              (b) Statements to Participants. The Custodian will reflect payroll contributions, matching allocations (if any), purchases, sales, and withdrawals and
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transfers of shares of Common Stock and other Plan transactions by appropriate adjustments to the Participant's Accounts. The Custodian will, not less frequently than quarterly, provide or cause to be provided a written statement to the Participant showing the transactions in his or her Accounts and the date thereof, the number of shares of Stock purchased or sold, the aggregate purchase price paid or sales price received, the purchase or sales price per share, the brokerage fees and commissions paid (if any), the total shares held for the Participant's Stock Account (computed to at least three decimal places), and other information.

              (c) Compliance with Section 423. It is the intent of the Company that this Plan comply in all respects with applicable requirements of Section 423 of the Code and regulations thereunder. Accordingly, if any provision of this Plan does not comply with such requirements, such provision will be construed or deemed amended to the extent necessary to conform to such requirements.

     9.  General Provisions.

              (a) Compliance With Legal and Other Requirements. The Plan, the granting and exercising of Purchase Rights hereunder, and the other obligations of the Company and the Custodian under the Plan will be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company may, in its discretion, postpone the issuance or delivery of Stock upon exercise of Purchase Rights until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule, or regulation, listing or other required action with respect to any automated quotation system or stock exchange upon which the Stock or other Company securities are designated or listed, or compliance with any other contractual obligation of the Company, as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules, and regulations, designation or listing requirements, or other contractual obligations.

              (b) Limits on Encumbering Rights. No right or interest of a Participant under the Plan, including any Purchase Right, may be pledged, encumbered, or hypothecated to or in favor of any party, subject to any lien, obligation, or liability of such Participant, or otherwise assigned, transferred, or disposed of except pursuant to the laws of descent or distribution, and any right of a Participant under the Plan will be exercisable during the Participant's lifetime only by the Participant.

              (c) No Right to Continued Employment. Neither the Plan nor any action taken hereunder, including the grant of a Purchase Right, will be construed as giving any employee the right to be retained in the employ of the Company or any of its Subsidiaries, nor will it interfere in any way with the right of the Company or any of its Subsidiaries to terminate any employee's employment at any time.

              (d) Taxes. The Company or any Subsidiary is authorized to withhold from any payment to be made to a Participant, including any payroll and other payments not related to the Plan, amounts of withholding and other taxes due in connection with any transaction under the Plan, and a Participant's enrollment in the Plan will be deemed to constitute his or her consent to such withholding. In addition, Participants may be required to advise the Company of sales and other dispositions of Stock acquired under the Plan in order to permit the Company to comply with tax laws and to claim any tax deductions to which the Company may be entitled with respect to the Plan.

              (e) Changes to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of shareholders or Participants, except that any such action will be subject to the approval of the Company's shareholders within one year after such Board action if such shareholder approval is required by any federal or state law or regulation or the rules of any automated quotation system or stock exchange on which the Stock may then be quoted or listed, or if such shareholder approval is necessary in order for the Plan to continue to meet the requirements of Section 423 of the Code, and the Board may otherwise, in its discretion, determine to submit other such actions to shareholders for approval; provided, however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant with respect to outstanding Purchase Rights relating to any Offering Period that has been completed prior to such Board action. The foregoing notwithstanding, upon termination of the Plan the Board may elect to terminate all outstanding Purchase Rights at such time as the Board may designate; in the event of such termination of any Purchase Right prior to its exercise, all amounts contributed to the Plan which remain in a Participant's Cash Account will be returned to the Participant (without interest) as promptly as practicable.

              (f) No Rights to Participate; No Shareholder Rights. No Participant or employee will have any claim to participate in the Plan with respect to Offering Periods that have not commenced, and the Company will have no obligation to continue the Plan. No Purchase Right will confer on any Participant any of the rights of a shareholder of the Company unless and until Stock is duly issued or transferred and delivered to the Participant (or credited to the Participant's Stock Account).

              (g) Fractional Shares. Unless otherwise determined by the Board, purchases of Stock under the Plan executed by the Custodian may result in the crediting of fractional shares of Stock to the Participant's Stock Account. Such fractional shares will be computed to at least three decimal places. Fractional shares will not, however, be issued by the Company, and certificates representing fractional shares will not be delivered to Participants under any circumstances.

              (h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval will be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

              (i) Plan Year. The Plan will operate on a plan year which begins on the first day of the first Offering Period and ends December 31, 1994, and thereafter coincides with the calendar year.

              (j) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan will be determined in accordance with the Pennsylvania Business Corporation Law, to the extent applicable, other laws (including those governing contracts) of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of laws, and applicable federal law.

              (k) Effective Date. The Plan will become effective at such time as the Plan has been approved by shareholders of the Company, at a meeting thereof, by a vote sufficient to meet the requirements of Section 423(b)(2) of the Code.

                                   AMENDMENTS

Section 2(j) amended pursuant to resolution of the Board of Directors adopted on September 22, 1994.

Section 2(j) amended pursuant to Unanimous Written Consent of the Employee Stock Purchase Plan Committee adopted on November 30, 1994.

Section 2(j) amended pursuant to Unanimous Written Consent of the Employee Stock Purchase Plan Committee adopted on January 13, 1995.

Section 2(j) amended pursuant to Unanimous Written Consent of the Employee Stock Purchase Plan Committee adopted on February 24, 1995.

board/espplan